Exhibit 99.1

NEWS RELEASE

Contact:

Steven D. Pellizzer—650.965.6006 or stevep@cybersource.com

CyberSource Announces Early Termination

of HSR Waiting Period

MOUNTAIN VIEW, Calif. – August 1, 2007 – CyberSource Corporation (NASDAQ: CYBS), a leading provider of electronic payment and risk management solutions, announced today that it has received notice from the Federal Trade Commission (“FTC”) that the FTC has granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”). The termination is effective as of July 30, 2007, thereby ending the HSR waiting period for the proposed acquisition of Authorize.Net Holdings, Inc. (NASDAQ: ANET) by CyberSource. Absent early termination, the statutory waiting period under the HSR Act would have expired at 11:59 p.m. on August 15, 2007.

On June 18, 2007, CyberSource announced the signing of a definitive agreement to acquire Authorize.Net Holdings, Inc. in a stock and cash transaction valued at approximately $565 million, as of the close of the NASDAQ Global Market System on June 15, 2007. The closing of the transaction is subject to a number of closing conditions, including the approval of the stockholders of each of CyberSource and Authorize.Net. The transaction is expected to close early in the fourth quarter of 2007.

About CyberSource

CyberSource Corporation is a leading provider of electronic payment and risk management solutions. CyberSource solutions enable electronic payment processing for Web, call center, and POS environments. CyberSource also offers industry leading risk management solutions for merchants accepting card-not-present transactions. CyberSource Professional Services designs, integrates, and optimizes commerce transaction processing systems. Over 20,000 businesses use CyberSource solutions, including half the companies comprising the Dow Jones Industrial Average. The company is headquartered in Mountain View, California, and has sales and service offices in Japan, the United Kingdom, and other locations in the United States. For more information, please visit CyberSource’s web site at www.cybersource.com or email info@cybersource.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995

Statements in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the company’s expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements in this release include, without limitation, statements regarding the acquisition of Authorize.Net closing. Factors that could cause actual results to differ materially from the forward looking statements include risks and uncertainties such as changes in customer needs, new products and services offerings by the company and its competitors, any unforeseen event or any unforeseen system failures, inability to obtain shareholder approval, and other risks indicated in our filings with the Securities and Exchange Commission. It is important to note that actual outcomes could differ materially from those in such forward- looking statements. Readers should also refer to the documents filed by CyberSource with the Securities and Exchange Commission, specifically the annual report filed on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission on March 13, 2007, and our quarterly reports filed on Form 10-Q from time to time, all of which identify important risk factors.

Additional Information and Where to Find It

CyberSource Corporation and Authorize.Net Holdings, Inc. will file a joint proxy statement/prospectus with the SEC in connection with the proposed merger. Investors and security holders are urged to read the joint proxy statement/prospectus when it becomes available and any other relevant documents filed with the SEC because they will contain important information regarding CyberSource Corporation, Authorize.Net Holdings, Inc., the proposed merger, the persons soliciting proxies in connection with the proposed merger on behalf of CyberSource Corporation and Authorize.Net Holdings, Inc. and the interests of those persons in the proposed merger and related matters. CyberSource Corporation and Authorize.Net Holdings, Inc. intend to mail the joint proxy statement/prospectus to their respective stockholders once such joint proxy statement/prospectus is declared effective by the SEC. Investors and security holders will be able to obtain a copy of the joint proxy statement/prospectus and other documents filed by CyberSource Corporation and Authorize.net Holdings, Inc. with the SEC free of charge at the website maintained by the SEC at http://www.sec.gov. In addition, documents filed with the SEC by CyberSource Corporation are available free of charge by contacting CyberSource Corporation, Investor Relations, 1295 Charleston Road, Mountain View, California 94043, (650) 965-6000, and documents filed with the SEC by Authorize.Net Holdings, Inc. are available free of charge by contacting Authorize.Net Holdings, Inc., Investor Relations, 293 Boston Post Road West, Suite 220, Marlborough, Massachusetts 01752, (508) 229-3200.

Participants in Solicitation

CyberSource Corporation and Authorize.Net Holdings, Inc., and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of CyberSource Corporation and Authorize.Net Holdings, Inc. in connection with the proposed merger and related items. Information regarding the directors and executive officers of Authorize.Net Holdings, Inc. is set forth in the proxy statement filed with the SEC on April 30, 2007, for Authorize.Net Holdings, Inc.’s Special Meeting in Lieu of 2007 Annual Meeting of Stockholders. Information regarding the directors and executive officers of CyberSource Corporation is set forth in CyberSource Corporation’s proxy statement for CyberSource Corporation’s 2007 annual meeting of stockholders. Investors may obtain additional information regarding the interests of those participants by reading the joint proxy statement/prospectus when it becomes available.

© 2007 CyberSource Corporation. All rights reserved. CyberSource is a registered trademark in the U.S. and other countries. All other brands and product names are trademarks or registered trademarks of their respective companies.